EXHIBIT 99      PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
      OR    JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE: 1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                  ANNOUNCES 17% INCREASE IN QUARTERLY DIVIDENDS

Wellsville,  Ohio - December 27, 2000 - Grand Central  Financial Corp.  (NASDAQ:
Small Cap: GCFC) announced today that its Board of Directors, at their meeting on December 21, 2000, declared a cash dividend of $.07 per share on its common stock payable January 23, 2001 to stockholders of record at the close of business on January 9, 2001. This represents an increase of 17% over the previous quarterly pay out.

At the end of the fourth quarter 2000, Grand Central Financial Corp. had 1,749,831 shares of common stock outstanding which will represent a total dividend paid of $122,488.17.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1892, operates three offices located within Columbiana and Jefferson Counties, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.